Exhibit 99.1

FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 27, 2011
CARE INVESTMENT TRUST INC.
TO PRESENT AT JMP SECURITIES HEALTHCARE CONFERENCE
NEW YORK — September 27, 2011 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate, will participate in the JMP Securities 6th Annual Healthcare Conference. The Company’s management will present a general overview of Care. The presentation is scheduled for 3:00 p.m. Eastern Time in New York, New York on Tuesday, September 27, 2011. The webcast will be accessible at http://wsw.com/webcast/jmp14/cvtr and will be available on Care’s website for 90 days following the conference.
About Care Investment Trust Inc.
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the Company, please visit the Company’s website at www.carereit.com
FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:

Salvatore (Torey) V. Riso, Jr.	Steven M. Sherwyn
President & Chief Executive Officer	Chief Financial Officer & Treasurer
(212) 446-1414	(212) 446-1407
triso@carereit.com	ssherwyn@carereit.com